UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2006

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events

On September 25, 2006, Consolidated Edison, Inc. (Con Edison) completed, pursuant to an underwriting agreement with Citigroup Global Markets Inc., the sale of 9,715,000 of its Common Shares ($.10 par value) (the Common Shares). The Common Shares were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-136267, effective August 3, 2006) with the prospectus contained therein relating to an indeterminate aggregate principal amount of Con Edison’s unsecured debt securities, Preferred Shares ($1.00 par value) and Common Shares ($.10 par value).

On September 25, 2006, Consolidated Edison Company of New York, Inc. (Con Edison of New York) completed, pursuant to an underwriting agreement with HSBC Securities (USA) Inc. and Morgan Stanley & Co. Incorporated, as representatives for the underwriters named therein, the sale of $400 million aggregate principal amount of the Con Edison of New York’s 5.50% Debentures, Series 2006 C due 2016 (the Debentures). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-136268, effective August 3, 2006) with the prospectus contained therein relating to an indeterminate aggregate principal amount of Con Edison of New York’s unsecured debt securities.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement relating to the Common Shares.

Exhibit 1.2	Underwriting Agreement relating to the Debentures.

Exhibit 4	Form of the Debentures.

Exhibit 5.1	Opinion and consent of Peter A. Irwin, Esq., Vice President, Legal Services of Con Edison of New York relating to the Common Shares.

Exhibit 5.2	Opinion and consent of Peter A. Irwin, Esq., Vice President, Legal Services of Con Edison of New York relating to the Debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph P. Oates
Joseph P. Oates
Vice President and Treasurer

DATE: September 25, 2006